UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of report (Date of earliest event reported): April 26, 2023 Central Pacific Financial Corp. (Exact name of registrant as specified in its charter) Hawaii 001-31567 99-0212597 (State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.) 220 South King Street, Honolulu, Hawaii (Address of principal executive offices) 96813 (Zip Code) (808) 544-0500 (Registrant’s telephone number, including area code) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Symbol(s) Name of each exchange on which registered Common stock, No Par Value CPF New York Stock Exchange Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION On April 26, 2023, Central Pacific Financial Corp. (the "Company") issued a press release regarding its results of operations and financial condition for the quarter ended March 31, 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. ITEM 7.01. REGULATION FD DISCLOSURE On April 26, 2023, Central Pacific Financial Corp. will hold an investor conference call and webcast to discuss financial results for the quarter ended March 31, 2023, including the attached press release and other matters relating to the Company. The Company has also made available on its website a slide presentation containing certain additional information about the Company's financial results for the quarter ended March 31, 2023 (the "Earnings Supplement"). The Earnings Supplement is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. All information in Exhibit 99.2 is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided except as required by law. The Earnings Supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the attached presentation as well as in the Company’s other documents filed with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. The information provided in Items 2.02 and 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information in Exhibits 99.1 and 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended. ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS (d) Exhibits 99.1 Press release dated April 26, 2023 99.2 Earnings Supplement 104 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Central Pacific Financial Corp. (Registrant) Date: April 26, 2023 /s/ David S. Morimoto David S. Morimoto Senior Executive Vice President and Chief Financial Officer

Exhibit 99.1 FOR IMMEDIATE RELEASE Investor Contact: Ian Tanaka Media Contact: Tim Sakahara SVP, Treasurer AVP, Corporate Communications Manager (808) 544-3646 (808) 544-5125 ian.tanaka@cpb.bank tim.sakahara@cpb.bank NEWS RELEASE CENTRAL PACIFIC FINANCIAL REPORTS FIRST QUARTER EARNINGS OF $16.2 MILLION • Net income of $16.2 million, or $0.60 per diluted share for the quarter. • ROA of 0.87% and ROE of 13.97% for the quarter. • Total loans of $5.56 billion increased by $1.9 million in the first quarter. • Total deposits of $6.75 billion increased by $10.7 million in the first quarter. 66% of total deposits are FDIC-insured or fully collateralized as of March 31, 2023. • Asset quality remains strong as nonperforming assets totaled $5.3 million, or 0.07% of total assets. • Solid liquidity position with $198.8 million in cash on balance sheet and $2.83 billion in total other liquidity sources, including available borrowing capacity plus unpledged investment securities as of March 31, 2023. • Board of Directors approved quarterly cash dividend of $0.26 per share. HONOLULU, HI, April 26, 2023 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income for the first quarter of 2023 of $16.2 million, or fully diluted earnings per share ("EPS") of $0.60, compared to net income of $20.2 million, or EPS of $0.74 in the previous quarter and net income of $19.4 million. or EPS of $0.70 in the year-ago quarter. "We are pleased with our first quarter financial results, highlighted by stable deposit balances, continued solid asset quality and strong liquidity and capital positions," said Arnold Martines, President and Chief Executive Officer. "Despite the recent events affecting the national banking industry, Central Pacific Bank remains financially strong and committed to supporting our customers and community." Earnings Highlights Net interest income for the first quarter of 2023 was $54.2 million, which decreased by $2.1 million, or 3.7% from the previous quarter, and increased by $3.3 million, or 6.4% from the year-ago quarter. The sequential quarter decrease in net interest income is primarily due to increases in average balances and rates paid on interest-bearing deposits and borrowings, which outpaced the increases in average loan balances and asset yields.

Net interest margin ("NIM") for the first quarter of 2023 was 3.08%, which decreased by 9 basis points ("bps") from the previous quarter and increased by 11 bps from the year-ago quarter. The sequential quarter decrease in NIM is primarily due to higher rates paid on deposits and borrowings, which outpaced the increase in asset yields. Additional information on average balances, interest income and expenses and yields and rates is presented in Table 4. In the first quarter of 2023, the Company recorded a provision for credit losses of $1.9 million, compared to a provision of $0.6 million in the previous quarter and a release of credit loss reserves of $3.2 million in the year-ago quarter. Other operating income for the first quarter of 2023 totaled $11.0 million, compared to $11.6 million in the previous quarter and $9.6 million in the year-ago quarter. The decrease from the previous quarter was primarily due to lower income from bank-owned life insurance of $0.9 million, partially offset by higher income from fiduciary activities of $0.3 million. Additional information on other operating income is presented in Table 3. Other operating expense for the first quarter of 2023 totaled $42.1 million, compared to $40.4 million in the previous quarter and $38.2 million in the year-ago quarter. The increase in other operating expense was primarily due to higher computer software expense of $0.6 million, higher net occupancy expense of $0.5 million and a higher FDIC insurance assessment of $0.5 million (included in other), partially offset by lower salaries and employee benefits expense of $0.7 million. Additional information on other operating expense is presented in Table 3. The efficiency ratio for the first quarter of 2023 was 64.58%, compared to 59.56% in the previous quarter and 63.16% in the year- ago quarter. The effective tax rate for the first quarter of 2023 was 23.8%, compared to 24.9% in the previous quarter and 23.7% in the year-ago quarter. Balance Sheet Highlights Total assets at March 31, 2023 of $7.52 billion increased by $88.5 million, or 1.2% from $7.43 billion at December 31, 2022, and increased by $222.4 million, or 3.0% from $7.30 billion at March 31, 2022. Total loans, net of deferred fees and costs, at March 31, 2023 of $5.56 billion increased by $1.9 million from $5.56 billion at December 31, 2022, and increased by $382.6 million, or 7.4% from $5.17 billion at March 31, 2022. Loans by type and geographic distribution are summarized in Table 5. Total deposits at March 31, 2023 of $6.75 billion increased by $10.7 million or 0.2% from $6.74 billion at December 31, 2022, and increased by $147.9 million, or 2.2% from $6.60 billion at March 31, 2022. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $5.97 billion at March 31, 2023, and decreased by $103.3 million, or 1.7% from December 31, 2022. Average rates paid on total deposits during the first quarter of 2023 was 0.61%, compared to 0.41% in the previous quarter and 0.06% in the year-ago quarter. At March 31, 2023, approximately 66% of the Company's total deposits were FDIC-insured or fully collateralized. Core deposit and total deposit balances are summarized in Table 6. At March 31, 2023, the Company had $198.8 million in cash on balance sheet and $2.83 billion in total other liquidity sources, including available borrowing capacity plus unpledged investment securities. Asset Quality Nonperforming assets at March 31, 2023 totaled $5.3 million, or 0.07% of total assets, and remained relatively unchanged from December 31, 2022 and March 31, 2022. Additional information on nonperforming assets, past due and restructured loans is presented in Table 7. Net charge-offs in the first quarter of 2023 totaled $2.3 million, compared to net charge-offs of $1.7 million in the previous quarter, and net charge-offs of $0.4 million in the year-ago quarter. Annualized net charge-offs as a percentage of average loans was 0.16%, 0.12% and 0.03% during the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively. The allowance for credit losses, as a percentage of total loans at March 31, 2023 was 1.14%, compared to 1.15% at December 31, 2022, and 1.25% at March 31, 2022. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Table 8. Central Pacific Financial Reports First Quarter Earnings of $16.2 Million Page 2

Capital Total shareholders' equity was $470.9 million at March 31, 2023, compared to $452.9 million and $486.3 million at December 31, 2022 and March 31, 2022, respectively. The increase in shareholders' equity from the previous quarter was primarily due to net income of $16.2 million and a decline in unrealized losses on our available-for-sale investment securities portfolio which flow through accumulated other comprehensive loss. During the first quarter of 2023, the Company repurchased 101,760 shares of common stock, at a total cost of $2.2 million, or an average cost per share of $21.67. As of March 31, 2023, $23.8 million remained available for repurchase under the Company's share repurchase program. In March 2023, the Company temporarily suspended share repurchases while market conditions continue to be evaluated. At March 31, 2023, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.6%, 11.5%, 13.6%, and 10.6%, respectively, compared to 8.5%, 11.3%, 13.5%, and 10.5%, respectively, at December 31, 2022. On April 25, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on June 15, 2023 to shareholders of record at the close of business on May 31, 2023. During the quarter, CPB was named Lender of the Year (Category 2), by the Small Business Administration. In January 2023, the Bank also launched its unique Friendship Floor, a newly-remodeled co-working hub on the third floor of Central Pacific Plaza, with eight conference rooms and 80 hybrid workspaces and other conveniences to promote employee engagement. Conference Call The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-833-470-1428 (access code: 500446). A playback of the call will be available through May 26, 2023 by dialing 1-866-813-9403 (access code: 402781) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank. About Central Pacific Financial Corp. Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.52 billion in assets as of March 31, 2023. Central Pacific Bank, its primary subsidiary, operates 27 branches and 61 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank. ********** Central Pacific Financial Reports First Quarter Earnings of $16.2 Million Page 3

Forward-Looking Statements ("FLS") This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements. While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law. Central Pacific Financial Reports First Quarter Earnings of $16.2 Million Page 4

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Financial Highlights

(Unaudited) **TABLE 1**

(Dollars in thousands, except for per share amounts)	Three Months Ended Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
CONDENSED INCOME STATEMENT					
Net interest income	$ 54,196	$ 56,285	$ 55,365	$ 52,978	$ 50,935
Provision (credit) for credit losses	1,852	571	362	989	(3,195)
Total other operating income	11,009	11,601	9,629	17,138	9,551
Total other operating expense	42,107	40,434	41,998	45,349	38,205
Income tax expense	5,059	6,700	5,919	6,184	6,038
Net income	16,187	20,181	16,715	17,594	19,438
Basic earnings per common share	$ 0.60	$ 0.74	$ 0.61	$ 0.64	$ 0.70
Diluted earnings per common share	0.60	0.74	0.61	0.64	0.70
Dividends declared per common share	0.26	0.26	0.26	0.26	0.26
PERFORMANCE RATIOS					
Return on average assets (ROA) [1]	0.87 %	1.09 %	0.91 %	0.96 %	1.06 %
Return on average shareholders' equity (ROE) [1]	13.97	18.30	14.49	14.93	14.44
Average shareholders' equity to average assets	6.23	5.97	6.30	6.45	7.34
Efficiency ratio [2]	64.58	59.56	64.62	64.68	63.16
Net interest margin (NIM) [1]	3.08	3.17	3.17	3.05	2.97
Dividend payout ratio [3]	43.33	35.14	42.62	40.63	37.14
SELECTED AVERAGE BALANCES					
Average loans, including loans held for sale	$ 5,525,988	$ 5,498,800	$ 5,355,088	$ 5,221,300	$ 5,114,260
Average interest-earning assets	7,112,377	7,103,841	6,991,773	6,982,556	6,933,007
Average assets	7,443,767	7,389,712	7,320,751	7,309,939	7,341,850
Average deposits	6,655,660	6,673,922	6,535,321	6,626,462	6,581,593
Average interest-bearing liabilities	4,820,660	4,708,045	4,538,893	4,442,172	4,429,114
Average shareholders' equity	463,556	441,084	461,328	471,420	538,601

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).

[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Financial Highlights

(Unaudited)

TABLE 1 (CONTINUED)

	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
REGULATORY CAPITAL RATIOS					
Central Pacific Financial Corp.					
Leverage capital ratio	8.6 %	8.5 %	8.7 %	8.6 %	8.5 %
Tier 1 risk-based capital ratio	11.5	11.3	11.5	11.6	11.9
Total risk-based capital ratio	13.6	13.5	13.7	13.9	14.2
Common equity tier 1 capital ratio	10.6	10.5	10.6	10.7	10.9
Central Pacific Bank					
Leverage capital ratio	9.0	9.0	9.1	9.0	9.0
Tier 1 risk-based capital ratio	12.0	11.9	12.2	12.2	12.6
Total risk-based capital ratio	13.2	13.1	13.4	13.5	13.8
Common equity tier 1 capital ratio	12.0	11.9	12.2	12.2	12.6

(dollars in thousands, except for per share amounts)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
BALANCE SHEET					
Total loans, net of deferred fees and costs	$ 5,557,397	$ 5,555,466	$ 5,422,212	$ 5,301,633	$ 5,174,837
Total assets	7,521,247	7,432,763	7,337,631	7,299,178	7,298,819
Total deposits	6,746,968	6,736,223	6,556,434	6,622,061	6,599,031
Long-term debt	155,920	105,859	105,799	105,738	105,677
Total shareholders' equity	470,926	452,871	438,468	455,100	486,328
Total shareholders' equity to total assets	6.26 %	6.09 %	5.98 %	6.23 %	6.66 %
ASSET QUALITY					
Allowance for credit losses (ACL)	$ 63,099	$ 63,738	$ 64,382	$ 65,211	$ 64,754
Nonaccrual loans	5,313	5,251	4,220	4,983	5,336
Non-performing assets (NPA)	5,313	5,251	4,220	4,983	5,336
ACL to total loans	1.14 %	1.15 %	1.19 %	1.23 %	1.25 %
ACL to nonaccrual loans	1,187.63 %	1,213.83 %	1,525.64 %	1,308.67 %	1,213.53 %
NPA to total assets	0.07 %	0.07 %	0.06 %	0.07 %	0.07 %
PER SHARE OF COMMON STOCK OUTSTANDING					
Book value per common share	$ 17.44	$ 16.76	$ 16.08	$ 16.57	$ 17.63
Closing market price per common share	17.90	20.28	20.69	21.45	27.90

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited) **TABLE 2**

(Dollars in thousands, except share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
ASSETS					
Cash and due from financial institutions	$ 108,535	$ 97,150	$ 116,365	$ 108,389	$ 83,947
Interest-bearing deposits in other financial institutions	90,247	14,894	22,332	22,741	118,183
Investment securities:					
Available-for-sale debt securities, at fair value	687,188	671,794	686,681	787,373	1,199,482
Held-to-maturity debt securities, at amortized cost; fair value of: $599,300 at March 31, 2023, $596,780 at December 31, 2022, $590,880 at September 30, 2022, $635,565 at June 30, 2022, and $329,503 at March 31, 2022	658,596	664,883	662,827	663,365	329,507
Total investment securities	1,345,784	1,336,677	1,349,508	1,450,738	1,528,989
Loans held for sale	—	1,105	1,701	535	4,677
Loans, net of deferred fees and costs	5,557,397	5,555,466	5,422,212	5,301,633	5,174,837
Less: allowance for credit losses	63,099	63,738	64,382	65,211	64,754
Loans, net of allowance for credit losses	5,494,298	5,491,728	5,357,830	5,236,422	5,110,083
Premises and equipment, net	93,761	91,634	89,979	88,664	79,455
Accrued interest receivable	20,473	20,345	18,134	17,146	16,423
Investment in unconsolidated entities	45,953	46,641	36,769	37,341	31,092
Mortgage servicing rights	8,943	9,074	9,216	9,369	9,480
Bank-owned life insurance	168,244	167,967	167,761	167,202	167,407
Federal Home Loan Bank ("FHLB") stock	11,960	9,146	13,546	8,943	8,943
Right of use lease asset	34,237	34,985	35,978	36,978	38,435
Other assets	98,812	111,417	118,512	114,710	101,705
Total assets	$ 7,521,247	$ 7,432,763	$ 7,337,631	$ 7,299,178	$ 7,298,819
LIABILITIES					
Deposits:					
Noninterest-bearing demand	$ 2,028,087	$ 2,092,823	$ 2,138,083	$ 2,282,967	$ 2,269,562
Interest-bearing demand	1,386,913	1,453,167	1,441,302	1,444,566	1,433,284
Savings and money market	2,184,675	2,199,028	2,194,991	2,214,146	2,197,647
Time	1,147,293	991,205	782,058	680,382	698,538
Total deposits	6,746,968	6,736,223	6,556,434	6,622,061	6,599,031
FHLB advances and other short-term borrowings	25,000	5,000	115,000	—	—
Long-term debt, net of unamortized debt issuance costs of: $627 at March 31, 2023, $688 at December 31, 2022, $748 at September 30, 2022, $809 at June 30, 2022 and $870 at March 31, 2022	155,920	105,859	105,799	105,738	105,677
Lease liability	35,076	35,889	36,941	38,037	39,610
Other liabilities	87,357	96,921	84,989	78,242	68,123
Total liabilities	7,050,321	6,979,892	6,899,163	6,844,078	6,812,441
EQUITY					
Shareholders' equity:					
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,005,545 at March 31, 2023, 27,025,070 at December 31, 2022, 27,262,879 at September 30, 2022, 27,463,562 at June 30, 2022, and 27,584,929 at March 31, 2022	405,866	408,071	412,994	417,862	421,153
Additional paid-in capital	101,188	101,346	100,426	98,977	98,270
Retained earnings	96,600	87,438	74,301	64,693	54,252
Accumulated other comprehensive loss	(132,728)	(143,984)	(149,253)	(126,432)	(87,347)
Total shareholders' equity	470,926	452,871	438,468	455,100	486,328
Non-controlling interest	—	—	—	—	50
Total equity	470,926	452,871	438,468	455,100	486,378
Total liabilities and equity	$ 7,521,247	$ 7,432,763	$ 7,337,631	$ 7,299,178	$ 7,298,819

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) **TABLE 3**

	Three Months Ended				
(Dollars in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Interest income:					
Interest and fees on loans	$ 58,269	$ 56,682	$ 51,686	$ 46,963	$ 44,949
Interest and dividends on investment securities:					
Taxable investment securities	7,336	7,104	6,933	7,035	6,969
Tax-exempt investment securities	790	776	805	807	816
Dividend income on investment securities	—	—	—	—	21
Interest on deposits in other financial institutions	277	370	107	191	72
Dividend income on FHLB stock	136	105	138	68	59
Total interest income	66,808	65,037	59,669	55,064	52,886
Interest expense:					
Interest on deposits:					
Demand	363	333	217	144	112
Savings and money market	3,386	2,488	1,054	317	329
Time	6,264	4,063	1,092	490	469
Interest on short-term borrowings	761	393	660	2	—
Interest on long-term debt	1,838	1,475	1,281	1,133	1,041
Total interest expense	12,612	8,752	4,304	2,086	1,951
Net interest income	54,196	56,285	55,365	52,978	50,935
Provision (credit) for credit losses	1,852	571	362	989	(3,195)
Net interest income after provision (credit) for credit losses	52,344	55,714	55,003	51,989	54,130
Other operating income:					
Mortgage banking income	526	667	831	1,140	1,172
Service charges on deposit accounts	2,111	2,172	2,138	2,026	1,861
Other service charges and fees	4,985	4,972	4,955	4,610	4,488
Income from fiduciary activities	1,321	1,058	1,165	1,188	1,154
Net gain on sales of investment securities	—	—	—	8,506	—
Income from bank-owned life insurance	1,291	2,187	167	(1,028)	539
Other	775	545	373	696	337
Total other operating income	11,009	11,601	9,629	17,138	9,551
Other operating expense:					
Salaries and employee benefits	22,023	22,692	22,778	22,369	20,942
Net occupancy	4,474	3,998	4,743	4,448	3,774
Equipment	946	996	1,085	1,075	1,082
Communication	778	696	712	744	806
Legal and professional services	2,886	2,677	2,573	2,916	2,626
Computer software	4,606	3,996	4,138	3,624	3,082
Advertising	933	701	1,150	1,150	1,150
Other	5,461	4,678	4,819	9,023	4,743
Total other operating expense	42,107	40,434	41,998	45,349	38,205
Income before income taxes	21,246	26,881	22,634	23,778	25,476
Income tax expense	5,059	6,700	5,919	6,184	6,038
Net income	$ 16,187	$ 20,181	$ 16,715	$ 17,594	$ 19,438
Per common share data:					
Basic earnings per share	$ 0.60	$ 0.74	$ 0.61	$ 0.64	$ 0.70
Diluted earnings per share	0.60	0.74	0.61	0.64	0.70
Cash dividends declared	0.26	0.26	0.26	0.26	0.26
Basic weighted average shares outstanding	26,999,138	27,134,970	27,356,614	27,516,284	27,591,390
Diluted weighted average shares outstanding	27,122,012	27,303,249	27,501,212	27,676,619	27,874,924

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

(Unaudited) **TABLE 4**

	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022			Three Months Ended March 31, 2022		
(Dollars in thousands)	Average Balance	Average Yield/Rate	Interest	Average Balance	Average Yield/Rate	Interest	Average Balance	Average Yield/Rate	Interest
ASSETS									
Interest-earning assets:									
Interest-bearing deposits in other financial institutions	$ 24,957	4.51 %	$ 277	$ 38,610	3.80 %	$ 370	$ 157,861	0.18 %	$ 72
Investment securities, excluding valuation allowance:									
Taxable	1,395,985	2.10	7,336	1,399,627	2.03	7,104	1,489,538	1.88	6,990
Tax-exempt [1]	153,067	2.61	1,000	156,079	2.52	982	163,352	2.53	1,033
Total investment securities	1,549,052	2.15	8,336	1,555,706	2.08	8,086	1,652,890	1.94	8,023
Loans, including loans held for sale	5,525,988	4.26	58,269	5,498,800	4.10	56,682	5,114,260	3.54	44,949
Federal Home Loan Bank stock	12,380	4.40	136	10,725	3.90	105	7,996	2.98	59
Total interest-earning assets	7,112,377	3.80	67,018	7,103,841	3.66	65,243	6,933,007	3.09	53,103
Noninterest-earning assets	331,390			285,871			408,843		
Total assets	$7,443,767			$7,389,712			$7,341,850		
LIABILITIES AND EQUITY									
Interest-bearing liabilities:									
Interest-bearing demand deposits	$1,415,155	0.10 %	$ 363	$1,441,787	0.09 %	$ 333	$1,425,303	0.03 %	$ 112
Savings and money market deposits	2,182,942	0.63	3,386	2,209,166	0.45	2,488	2,212,426	0.06	329
Time deposits up to $250,000	341,396	2.22	1,870	311,639	1.50	1,174	223,661	0.28	156
Time deposits over $250,000	689,432	2.58	4,394	595,133	1.93	2,889	462,087	0.28	313
Total interest-bearing deposits	4,628,925	0.88	10,013	4,557,725	0.60	6,884	4,323,477	0.09	910
Federal Home Loan Bank advances and other short-term borrowings	64,462	4.79	761	44,491	3.51	393	—	—	—
Long-term debt	127,273	5.86	1,838	105,829	5.53	1,475	105,637	4.00	1,041
Total interest-bearing liabilities	4,820,660	1.06	12,612	4,708,045	0.74	8,752	4,429,114	0.18	1,951
Noninterest-bearing deposits	2,026,735			2,116,197			2,258,116		
Other liabilities	132,816			124,386			115,971		
Total liabilities	6,980,211			6,948,628			6,803,201		
Shareholders' equity	463,556			441,084			538,601		
Non-controlling interest	—			—			48		
Total equity	463,556			441,084			538,649		
Total liabilities and equity	$7,443,767			$7,389,712			$7,341,850		
Net interest income			$ 54,406			$ 56,491			$ 51,152
Interest rate spread		2.74 %			2.92 %			2.91 %	
Net interest margin		**3.08 %**			**3.17 %**			**2.97 %**	

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Loans by Geographic Distribution

(Unaudited) **TABLE 5**

(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
HAWAII:					
Commercial, financial and agricultural:					
SBA Paycheck Protection Program	$ 1,821	$ 2,555	$ 5,208	$ 19,469	$ 43,380
Other	375,158	383,665	358,805	367,676	407,559
Real estate:					
Construction	154,303	150,208	138,724	134,103	122,329
Residential mortgage	1,941,230	1,940,999	1,923,068	1,890,783	1,874,048
Home equity	743,908	739,380	719,399	698,209	676,326
Commercial mortgage	1,030,086	1,029,708	1,002,874	994,405	927,241
Consumer	342,922	346,789	347,388	341,213	337,188
Total loans, net of deferred fees and costs	4,589,428	4,593,304	4,495,466	4,445,858	4,388,071
Allowance for credit losses	(44,062)	(45,169)	(47,814)	(51,374)	(51,521)
Loans, net of allowance for credit losses	$ 4,545,366	$ 4,548,135	$ 4,447,652	$ 4,394,484	$ 4,336,550
U.S. MAINLAND: [1]					
Commercial, financial and agricultural:					
SBA Paycheck Protection Program	$ —	$ —	$ —	$ 712	$ 851
Other	179,906	160,282	158,474	156,567	136,857
Real estate:					
Construction	27,171	16,515	12,872	10,935	988
Commercial mortgage	331,546	333,367	332,872	309,230	316,258
Consumer	429,346	451,998	422,528	378,331	331,812
Total loans, net of deferred fees and costs	967,969	962,162	926,746	855,775	786,766
Allowance for credit losses	(19,037)	(18,569)	(16,568)	(13,837)	(13,233)
Loans, net of allowance for credit losses	$ 948,932	$ 943,593	$ 910,178	$ 841,938	$ 773,533
TOTAL:					
Commercial, financial and agricultural:					
SBA Paycheck Protection Program	$ 1,821	$ 2,555	$ 5,208	$ 20,181	$ 44,231
Other	555,064	543,947	517,279	524,243	544,416
Real estate:					
Construction	181,474	166,723	151,596	145,038	123,317
Residential mortgage	1,941,230	1,940,999	1,923,068	1,890,783	1,874,048
Home equity	743,908	739,380	719,399	698,209	676,326
Commercial mortgage	1,361,632	1,363,075	1,335,746	1,303,635	1,243,499
Consumer	772,268	798,787	769,916	719,544	669,000
Total loans, net of deferred fees and costs	5,557,397	5,555,466	5,422,212	5,301,633	5,174,837
Allowance for credit losses	(63,099)	(63,738)	(64,382)	(65,211)	(64,754)
Loans, net of allowance for credit losses	$ 5,494,298	$ 5,491,728	$ 5,357,830	$ 5,236,422	$ 5,110,083

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Deposits

(Unaudited) **TABLE 6**

(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Noninterest-bearing demand	$ 2,028,087	$ 2,092,823	$ 2,138,083	$ 2,282,967	$ 2,269,562
Interest-bearing demand	1,386,913	1,453,167	1,441,302	1,444,566	1,433,284
Savings and money market	2,184,675	2,199,028	2,194,991	2,214,146	2,197,647
Time deposits less than $100,000	188,289	181,547	153,238	129,103	132,712
Other time deposits $100,000 to $250,000	183,861	148,601	108,723	84,840	87,838
Core deposits	5,971,825	6,075,166	6,036,337	6,155,622	6,121,043
Government time deposits	360,501	290,057	195,057	165,000	188,000
Other time deposits greater than $250,000	414,642	371,000	325,040	301,439	289,988
Total time deposits greater than $250,000	775,143	661,057	520,097	466,439	477,988
Total deposits	$ 6,746,968	$ 6,736,223	$ 6,556,434	$ 6,622,061	$ 6,599,031

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Nonperforming Assets, Past Due and Restructured Loans

(Unaudited) **TABLE 7**

(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Nonaccrual loans:					
Commercial, financial and agricultural - Other	$ 264	$ 297	$ 277	$ 333	$ 293
Real estate:					
Residential mortgage	3,445	3,808	2,771	3,490	3,804
Home equity	712	570	584	592	820
Commercial mortgage	77	—	—	—	—
Consumer	815	576	588	568	419
Total nonaccrual loans	5,313	5,251	4,220	4,983	5,336
Other real estate owned ("OREO"):					
Real estate:					
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	5,313	5,251	4,220	4,983	5,336
Loans delinquent for 90 days or more still accruing interest:					
Commercial, financial and agricultural:					
SBA PPP	—	13	—	—	—
Other	—	26	669	309	592
Real estate:					
Residential mortgage	—	559	503	—	111
Consumer	1,908	1,240	623	842	621
Total loans delinquent for 90 days or more still accruing interest	1,908	1,838	1,795	1,151	1,324
Restructured loans still accruing interest:					
Real estate:					
Residential mortgage	1,376	1,845	2,030	2,006	2,751
Commercial mortgage	846	886	925	965	1,004
Consumer	54	62	69	76	83
Total restructured loans still accruing interest	2,276	2,793	3,024	3,047	3,838
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$ 9,497	$ 9,882	$ 9,039	$ 9,181	$ 10,498
Total nonaccrual loans as a percentage of total loans	0.10 %	0.09 %	0.08 %	0.09 %	0.10 %
Total NPAs as a percentage of total loans and OREO	0.10 %	0.09 %	0.08 %	0.09 %	0.10 %
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.13 %	0.13 %	0.11 %	0.12 %	0.13 %
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.17 %	0.18 %	0.17 %	0.17 %	0.20 %
Quarter-to-quarter changes in NPAs:					
Balance at beginning of quarter	$ 5,251	$ 4,220	$ 4,983	$ 5,336	$ 5,881
Additions	1,626	2,162	1,072	1,881	1,659
Reductions:					
Payments	(857)	(198)	(329)	(285)	(1,598)
Return to accrual status	(15)	(44)	(616)	(979)	(38)
Charge-offs, valuation and other adjustments	(692)	(889)	(890)	(970)	(568)
Total reductions	(1,564)	(1,131)	(1,835)	(2,234)	(2,204)
Balance at end of quarter	$ 5,313	$ 5,251	$ 4,220	$ 4,983	$ 5,336

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES Allowance for Credit Losses on Loans (Unaudited) TABLE 8 Three Months Ended Mar 31, Dec 31, Sep 30, Jun 30, Mar 31, (Dollars in thousands) 2023 2022 2022 2022 2022 Allowance for credit losses ("ACL"): ACL at beginning of period ......................................................................... $ 63,738 $ 64,382 $ 65,211 $ 64,754 $ 68,097 Provision (credit) for credit losses on loans ................................................ 1,615 1,032 731 1,456 (2,931) Charge-offs: Commercial, financial and agricultural - Other ......................................... 779 678 550 487 254 Consumer ................................................................................................... 2,686 1,881 1,912 1,390 1,216 Total charge-offs ................................................................................. 3,465 2,559 2,462 1,877 1,470 Recoveries: Commercial, financial and agricultural - Other ......................................... 250 210 220 215 350 Real estate: Construction ........................................................................................... — — 14 62 — Residential mortgage .............................................................................. 53 133 14 36 112 Home equity ........................................................................................... — — 36 — — Consumer ................................................................................................... 908 540 618 565 596 Total recoveries .................................................................................. 1,211 883 902 878 1,058 Net charge-offs ............................................................................................ 2,254 1,676 1,560 999 412 ACL at end of period ................................................................................... $ 63,099 $ 63,738 $ 64,382 $ 65,211 $ 64,754 Average loans, net of deferred fees and costs ................................................. $ 5,525,988 $ 5,498,800 $ 5,355,088 $ 5,221,300 $ 5,114,260 Annualized ratio of net charge-offs to average loans ..................................... 0.16% 0.12% 0.12% 0.08% 0.03%

1st Quarter 2023 Earnings Supplement April 26, 2023

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements (“FLS”) concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; and any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons. Factors that could cause actual results to differ from those discussed in the forward-looking statements include but are not limited to: the effects of inflation and rising interest rates; the adverse effects of recent bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees; supply chain disruptions; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement and achieve the objectives of our BaaS initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and in particular, the discussion of "Risk Factors" set forth therein and herein. We urge investors to consider all of these factors carefully in evaluating the forward- looking statements contained in this document. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. Tourism Visitor arrivals compared to pre-pandemic 96.5% 1 Employment Unemployment Rate February 2023 3.6% 1 Housing Oahu Median Single- Family Home Price March 2023 $1.1M 2 FACTORS FOR A FAVORABLE HAWAII OUTLOOK  Tourism back up to pre-pandemic levels  Substantial Federal government contracts and public construction activity  Strong real estate market with stable prices  Low unemployment  Cooling inflation 1 Source: Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitor arrivals in February 2023 compared to February 2019. 2 Source: Honolulu Board of Realtors. Strong Hawaii Economic Position

4Central Pacific Financial Corp. 1st Quarter 2023 Financial Highlights • Stable loan and deposit balances • Strong liquidity position • Asset quality and capital remained solid • Named SBA (Category 2) Lender of the Year 1Q23 4Q22 NET INCOME / DILUTED EPS $16.2 Mil / $0.60 $20.2 Mil / $0.74 RETURN ON ASSETS (ROA) 0.87% 1.09% RETURN ON EQUITY (ROE) 13.97% 18.30% TOTAL LOAN GROWTH +$2 Mil (--%) +$133 Mil (+2.5%) TOTAL DEPOSIT GROWTH +$11 Mil (+0.2%) +$180 Mil (+2.7%) NET INTEREST MARGIN (NIM) 3.08% 3.17% 3.14% normalized* * Excludes non-recurring interest recoveries and net PPP interest and fees.

5Central Pacific Financial Corp. Total loan portfolio CAGR of 7.6% Strong and diverse loan portfolio, with over 76% secured by real estate Diversified Loan Portfolio C&I 10% Construction 3% Residential Mortgage 35% Home Equity 13% Coml Mortgage 25% Consumer 14% Loan Portfolio Composition as of March 31, 2023 3.53 3.77 4.08 4.45 4.55 5.01 5.55 5.56 3.00 3.50 4.00 4.50 5.00 5.50 6.00 2016 2017 2018 2019 2020 2021 2022 1Q23 $ Bi lli on s Loan Balances Outstanding-Excluding PPP

6Central Pacific Financial Corp. • Diversified CRE portfolio, primarily Hawaii and Investor • Office exposure: $194MM outstanding (14% of total CRE, 4% of total loans), WA LTV 55%, 70 WA months to maturity • Retail exposure: $248MM outstanding (18% of total CRE, 5% of total loans), WA LTV 64%, 63 WA months to maturity Commercial Real Estate Portfolio Hawaii 76% Mainland 24% Investor 75% Owner- Occupied 25% Industrial/Warehouse 27% Apartment 23% Retail 18% Restaurant 2% Office 14% Hotel 7% Shopping Center 3% Storage 2% Other 4% CRE Portfolio Composition as of March 31, 2023

Consumer Loan Portfolio


Consumer Loan Portfolio
as of March 31, 2023
(in Millions)
Mainland- Unsecured $165 , 21%
HI- Auto $228 , 30%
Mainland- Home Improvement $127 , 16%
HI-Other $115 , 15%
Mainland- Auto $137 , 18%

- Total Hawaii Consumer $343MM / Total Mainland Consumer $429MM
- Weighted average origination FICO:
  - 742 for Hawaii Consumer
  - 740 for Mainland Consumer
- YTD Annualized NCO %:
  - HI- Auto 0.14%
  - HI Other -0.07%
  - Mainland Auto 0.5%
  - Mainland Home Improvement 1.8%
  - Mainland Unsecured 2.3%
- Home improvement: Borrowers are homeowners who are shown to have better credit risk; majority are solar PV loans with the ability to turn service off
- Unsecured: Highly granular with average loan amounts of ~$12,000
- Loans are underwritten based on stressed losses; current loss rates remain under those levels

Central Pacific Financial Corp.

7

8Central Pacific Financial Corp. • 59% of deposits FDIC insured; 66% including collateralized deposits • 54% Commercial / 46% Consumer • Long-tenured: 51% with CPB 10 years or longer • Average consumer account balance $19,000 • Average commercial account balance $110,000 • No brokered deposits Relationship Deposits - Diversified & Granular 4.61 4.96 4.95 5.12 5.80 6.64 6.74 6.75 4.00 4.50 5.00 5.50 6.00 6.50 7.00 2016 2017 2018 2019 2020 2021 2022 1Q23 $ Bi lli on s Total Deposits Noninterest Bearing Demand 30% Interest Bearing Demand 21% Savings & Money Market 32% Time 17% Deposit Portfolio Composition Deposit balances remained stable in 1Q23 * Data on slide shown as of March 31, 2023 All Other Sectors 21% Real Estate and Rental and Leasing 16% Other Services 15% Finance and Insurance 11% Professional, Scientific, and Technical Services 9% Construction 9% Accommodation and Food Services 6% Health Care and Social Assistance 5% Retail Trade 5% Wholesale Trade 3% Commercial Deposits by Industry

9Central Pacific Financial Corp. Strong Asset Quality 0.03% 0.02% 0.03% 0.03% 0.03% 1Q22 2Q22 3Q22 4Q22 1Q23 Delinquencies/Total Loans 1.53% 1.75% 1.39% 1.39% 1.28% 1Q22 2Q22 3Q22 4Q22 1Q23 Criticized/Total Loans 0.10% 0.09% 0.08% 0.09% 0.10% 1Q22 2Q22 3Q22 4Q22 1Q23 NPAs/Total Loans 0.03% 0.08% 0.12% 0.12% 0.16% 1Q22 2Q22 3Q22 4Q22 1Q23 Annualized NCO/Avg Loans

10Central Pacific Financial Corp. Strong Credit Profile to Weather a Recession Key Strength Factors: * Data as of March 31, 2023. Majority of Loans in Hawaii • 83% of total loan portfolio is in Hawaii • Hawaii real estate values are exceptionally strong and have a track record of outperforming the nation during past recessions Real Estate Focus • Loan portfolio is over 76% secured by real estate • Weighted average LTVs of 65% for Residential Mortgage, 61% for Home Equity and 60% for Commercial Mortgage Conservative Underwriting • Tighter LTV standards compared to regulatory requirements • Loan amounts >$500K fully underwritten with well-defined credit standards, including repayment capacity Managed Risk Exposure* • Total Construction portfolio $181MM or 3% of total loans • Total CRE-Office portfolio $194MM or 4% of total loans • Total Mainland Consumer portfolio $429MM or 8% of total loans • Mainland consumer unsecured purchases on hold

11Central Pacific Financial Corp. • $1.6MM provision for credit loss on loans in 1Q23 driven by net charge-offs, plus a $0.3MM reserve for unfunded commitments, for a total provision for credit loss of $1.9MM • ACL coverage ratio at 1.14% for 1Q23 Allowance for Credit Losses * Public banks $3-10 billion in total assets. Source: S&P Global. Note: totals may not sum due to rounding. $ Millions 1Q22 2Q22 3Q22 4Q22 1Q23 Beginning Balance 68.1 64.8 65.2 64.4 63.7 Less: Net charge-offs (Recoveries) 0.4 1.0 1.6 1.7 2.3 Plus: Provision (Credit) for Credit Losses (2.9) 1.4 0.7 1.0 1.6 Ending Balance 64.8 65.2 64.4 63.7 63.1 Coverage Ratio (ACL to Total Loans, excl PPP) 1.26% 1.23% 1.19% 1.15% 1.14% Coverage Ratio Peers ($3-10 Billion in Assets)* 1.25% 1.23% 1.23% 1.23%

12Central Pacific Financial Corp. High Quality Securities Portfolio • $1.3B or ~18% of total assets • 80% government agency bonds • 92% AAA rated • No securities sales YTD • HTM/AFS portfolio unrealized loss $59.3MM / $114.3MM* • Total portfolio unrealized loss of $174MM vs $471MM book equity* Gov't Agency 80% Municipals 14% Corporate 2% Non-Agency CMBS/RMBS 2% Other 2% Investment Portfolio Composition as of March 31, 2023 AFS 51% HTM 49% * As of March 31, 2023

13Central Pacific Financial Corp. • Ample alternative sources of liquidity available • Available sources of liquidity total 132% of uninsured/uncollateralized deposits Available Sources of Liquidity * BTFP eligible securities at par, other unpledged securities at market value. $ Millions March 31, 2023 Cash on balance sheet 199 Other Funding Sources: Unpledged securities* 682 FHLB available borrowing capacity 1,944 FRB available borrowing capacity 77 Other funding lines 125 Total 2,828 Total Sources of Liquidity 3,027 Uninsured/uncollateralized Deposits 2,292 % of Uninsured/uncollateralized Deposits 132%

141Central Pacific Financial Corp. 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios As of March 31, 2023 Regulatory Minimum Well-Capitalized CPF 13.6% 10.6% Solid Capital Position 8.6% STRONG CAPITAL AND SHAREHOLDER RETURN • TBV per share improved to $17.44 due to net income and improvement in AOCI • Maintained quarterly cash dividend at $0.26 per share which will be payable on June 15, 2023 • Repurchased 101,760 shares in the 1Q23. In March 2023, temporarily suspended share repurchases • Assuming full realization of all unrealized AFS & HTM losses, CET1 remains strong and well-capitalized at 8.0% $200 Mil capital cushion to well capitalized minimum $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 2016 2017 2018 2019 2020 2021 2022 2023* Cash Dividends Declared per Common Share * Annualized

Appendix

16Central Pacific Financial Corp. Central Pacific Bank recognized by Newsweek and Forbes – Best Bank in Hawaii* * Newsweek ranked CPB best small bank in Hawaii for 2023. Forbes named CPB best bank in Hawaii for 2022.

17Central Pacific Financial Corp. Environmental, Social & Governance (ESG) Focus * 2022 ESG Report can be found here: https://www.cpb.bank/esg

18Central Pacific Financial Corp. Mahalo